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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Sonic Automotive, Inc.:

We consent to the incorporation by reference in the following Registration Statements of Sonic Automotive, Inc.:
  Registration Statement No. 333-82615 on Form S-3;
  Registration Statement No. 333-81059 on Form S-8;
  Registration Statement No. 333-81053 on Form S-8;
  Registration Statement No. 333-71803 on Form S-3;
  Registration Statement No. 333-69907 on Form S-8;
  Registration Statement No. 333-69901 on Form S-8;
  Registration Statement No. 333-69899 on Form S-8;
  Registration Statement No. 333-68183 on Form S-3;
  Registration Statement No. 333-65447 on Form S-8;
  Registration Statement No. 333-49113 on Form S-8;
  Registration Statement No. 333-96023 on Form S-3;
  Registration Statement No. 333-95791 on Form S-8
  Registration Statement No. 333-51978 on Form S-4;
  Registration Statement No. 333-50430 on Form S-3;
  Registration Statement No. 333-46272 on Form S-8;
  and Registration Statement No. 333-46274 on Form S-8, of our report dated February 26, 2001, appearing in this Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 2000.

Charlotte, North Carolina

April 2, 2001